                                 LEASE AGREEMENT


                         dated as of September 25, 1996


                                     between

                     FIRST SECURITY TRUST COMPANY OF NEVADA,
                         not in its individual capacity,
                       except as expressly stated herein,
                             but solely as Trustee,
                                   as Lessor,

                                       and


                             STATION CASINOS, INC.,
                                   as Lessee.



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

COUNTERPART NO. __ OF __ SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                                TABLE OF CONTENTS
                                -----------------
                                                                           Page
                                                                           ----
ARTICLE I

DEFINITIONS; LESSEE LIABILITY. . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II

LEASE OF EQUIPMENT; LEASE TERM . . . . . . . . . . . . . . . . . . . . . . .  1
       2.1  Acceptance and Lease of Equipment. . . . . . . . . . . . . . . .  1
       2.2  Acceptance Procedure . . . . . . . . . . . . . . . . . . . . . .  2
       2.3  Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE III

RENT; QUIET ENJOYMENT; NET LEASE . . . . . . . . . . . . . . . . . . . . . .  2
       3.1  Periodic Rent. . . . . . . . . . . . . . . . . . . . . . . . . .  2
       3.2  Supplemental Rent. . . . . . . . . . . . . . . . . . . . . . . .  2
       3.3  Place and Manner of Payment. . . . . . . . . . . . . . . . . . .  2
       3.4  Late Payment . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       3.5  Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . .  3
       3.6  Net Lease; No Setoff, Etc. . . . . . . . . . . . . . . . . . . .  3
       3.7  No Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       3.8  Intent of the Parties. . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE IV

POSSESSION AND SUBLEASING. . . . . . . . . . . . . . . . . . . . . . . . . .  5
       4.1  Possession . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       4.2  Sublease . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE V

LEASE TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       5.1  Lessee's Options Upon Termination. . . . . . . . . . . . . . . .  6
       5.2  Election of Options. . . . . . . . . . . . . . . . . . . . . . .  7
       5.3  Option Procedures. . . . . . . . . . . . . . . . . . . . . . . .  7
       5.4  Early Termination. . . . . . . . . . . . . . . . . . . . . . . .  8
       5.5  Return of Equipment. . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE VI

DISCLAIMER AND ASSIGNMENT OF WARRANTIES. . . . . . . . . . . . . . . . . . . 10
       6.1  Disclaimer of Warranties . . . . . . . . . . . . . . . . . . . . 10
       6.2  Assignment of Warranties . . . . . . . . . . . . . . . . . . . . 10

ARTICLE VII

MAINTENANCE AND REPAIR;  ALTERATIONS AND ADDITIONS . . . . . . . . . . . . . 10
       7.1  Maintenance and Repair; Compliance With Law. . . . . . . . . . . 10
       7.2  Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
       7.3  Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
       7.4  Maintenance and Repair Reports . . . . . . . . . . . . . . . . . 12

ARTICLE VIII

 USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
       8.1  Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE IX

CASUALTY; REPLACEMENT; INSURANCE . . . . . . . . . . . . . . . . . . . . . . 13
       9.1  Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
       9.2  Required Coverages . . . . . . . . . . . . . . . . . . . . . . . 14
       9.3  Delivery of Insurance Certificates . . . . . . . . . . . . . . . 15

ARTICLE X

EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
       10.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . . 15
       10.2  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
       10.3  Sale of Equipment . . . . . . . . . . . . . . . . . . . . . . . 19
       10.4  Right to Perform Obligations. . . . . . . . . . . . . . . . . . 20
       10.5  Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . 20
       10.6  Remedies Cumulative; No Waiver; Consents. . . . . . . . . . . . 20


ARTICLE XI

LESSOR'S RIGHT TO CURE . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
       11.1  Lessor's Right to Cure Lessee's Defaults. . . . . . . . . . . . 21

ARTICLE XII

WARRANT OF TITLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
       12.1  Warrant of Title. . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE XIII

ASSIGNMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE XIV

GRANT OF LIEN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
       14.1  Grant of Lien . . . . . . . . . . . . . . . . . . . . . . . . . 22
       14.2  Retention of Title or Proceeds in the Case of Default . . . . . 22

ARTICLE XV

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
       15.1  Cumulative Remedies; No Waiver. . . . . . . . . . . . . . . . . 23
       15.2  Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . 23
       15.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
       15.4  No Third Parties Benefited. . . . . . . . . . . . . . . . . . . 24
       15.5  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . 24
       15.6  Integration . . . . . . . . . . . . . . . . . . . . . . . . . . 25
       15.7  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 25
       15.8  Severability of Provisions. . . . . . . . . . . . . . . . . . . 25
       15.9  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 25
       15.10  Limitation of Liability. . . . . . . . . . . . . . . . . . . . 25

       15.11  Waiver of Right to Trial by Jury . . . . . . . . . . . . . . . 26
       15.12  Purported Oral Amendments. . . . . . . . . . . . . . . . . . . 26

                           LEASE INTENDED FOR SECURITY
                           ---------------------------

               This LEASE INTENDED FOR SECURITY (as amended, supplemented, or otherwise modified from time to time, this "LEASE"), dated as of September 25, 1996, is between FIRST SECURITY TRUST COMPANY OF NEVADA, not in its individual capacity, except as expressly stated herein, but solely as Trustee under the Trust Agreement, as Lessor ("LESSOR"), and STATION CASINOS, INC., a Nevada corporation, as Lessee ("LESSEE").

               In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:


                                    ARTICLE I

                          DEFINITIONS; LESSEE LIABILITY

               For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix 1 to that certain Participation Agreement, dated as of the date hereof (the "PARTICIPATION AGREEMENT"), among Lessee; Lessor; and the Holders identified therein. All obligations imposed on the "LESSEE" in this Lease shall be the full recourse liability of Lessee irrespective of the performance by Sublessee of its obligations to Lessee under the Sublease.


                                   ARTICLE II

                         LEASE OF EQUIPMENT; LEASE TERM

               SECTION 2.1 ACCEPTANCE AND LEASE OF EQUIPMENT. With respect to each Advance under Section 2.4.2 of the Participation Agreement, on the Advance Date for that Advance, subject to satisfaction or waiver of the conditions precedent set forth in Article III of the Participation Agreement, Lessor shall lease to Lessee hereunder, and Lessee shall lease from Lessor hereunder, the Equipment accepted on that Advance Date by Lessee under a Certificate of Acceptance pursuant to the Participation Agreement for the Lease Term. With respect to each Advance made under Section 2.4.3 of the Participation Agreement, on the date the Equipment to which that Advance is related is acquired, subject to satisfaction or waiver of the conditions precedent set forth in Article III of the Participation Agreement, Lessor shall lease to Lessee hereunder, and Lessee shall lease from Lessor hereunder, the Equipment accepted on the date such Equipment is acquired under a Certificate of Acceptance pursuant to the Participation Agreement for the Lease Term.

               SECTION 2.2 ACCEPTANCE PROCEDURE. Lessor hereby authorizes one or more employees of Sublessee, to be designated by the Sublessee, as the authorized representative or representatives of the Lessor to accept delivery of the Equipment on each Advance Date. Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of all of the terms and conditions of this Lease with respect to items of Equipment delivered on each Advance Date. Sublessee's acceptance of the items of Equipment to be accepted on any Advance Date shall be evidenced by a Certificate of Acceptance, in each case executed by Sublessee and Lessee and delivered to Lessor.

               SECTION 2.3 LEASE TERM. The term of this Lease (the "LEASE TERM") shall consist of the Interim Period and the Base Period, subject to
Article V.


                                   ARTICLE III

                        RENT; QUIET ENJOYMENT; NET LEASE

               SECTION 3.1 PERIODIC RENT. During the Lease Term, Lessee shall pay to Lessor Periodic Rent on each Payment Date in the amount determined in accordance with the definition of "PERIODIC RENT."

               SECTION 3.2 SUPPLEMENTAL RENT. During the Lease Term, Lessee shall pay to Lessor, or to whomever shall be entitled to payment thereof as expressly provided herein or in any other Operative Document (and Lessor hereby directs Lessee, on behalf of Lessor, so to pay any such other Person) any and all Supplemental Rent promptly as the same shall become due and payable, and, in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Periodic Rent.

               SECTION 3.3 PLACE AND MANNER OF PAYMENT. Rent and all other sums due to Lessor or any Holder hereunder shall be paid in accordance with
Section 2.7 of the Participation Agreement.

               SECTION 3.4 LATE PAYMENT. If any Periodic Rent shall not be paid when due, Lessee shall pay to Lessor, or if any Supplemental Rent payable to or on behalf or for the account of Lessor, Holder or any other Indemnitee is not paid when due, Lessee shall pay to whomever shall be entitled thereto, in each case as Supplemental Rent, interest at the Default Rate on such overdue amount from and including the due date (not taking into account any grace period) thereof to but excluding the Business Day of payment thereof.

               SECTION 3.5 QUIET ENJOYMENT. Subject to the rights of Lessor contained in SECTION 5.3, so long as no Lease Event of Default exists Lessee shall peaceably and quietly have, hold and enjoy the Equipment for the Lease Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor (other than Lessee or Sublessee or their respective successors and assigns) with respect to any matters arising from and after the Closing Date. Such right of quiet enjoyment is independent of, and shall not affect Lessor's rights otherwise to initiate legal action to enforce Lessor's rights and Lessee's obligations under this Lease.

               SECTION 3.6 NET LEASE; NO SETOFF, ETC. THIS LEASE SHALL CONSTITUTE A NET LEASE AND, NOTWITHSTANDING ANY OTHER PROVISION OF THIS

LEASE, IT IS INTENDED THAT PERIODIC RENT AND SUPPLEMENTAL RENT SHALL BE PAID WITHOUT COUNTERCLAIM, SETOFF, DEDUCTION OR DEFENSE OF ANY KIND AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION OF ANY KIND, AND LESSEE'S OBLIGATION TO PAY ALL SUCH AMOUNTS, THROUGHOUT THE LEASE TERM IS ABSOLUTE AND UNCONDITIONAL. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including, without limitation, to the maximum extent permitted by
Law: (a) any defect in the condition, merchantability, design, construction, quality or fitness for use of any item of Equipment, or any failure of any item of Equipment to comply with all Requirements of Law, including any inability to use any item of Equipment by reason of such non-compliance; (b) any damage to, abandonment, loss, destruction, requisition, taking or contamination of or Release from any item of Equipment, including eviction;
(c) any prohibition, restriction, prevention or curtailment of or interference with any use of any item of Equipment by any Person, including eviction; (d) the attachment of any Lien of any third party to any item of Equipment; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor or any Holder; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, any Holder or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, any Holder or any other Person, or by any court, in any such proceeding; (g) any claim that Lessee has or might have against any Person, including, without limitation, Lessor or any Holder; (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement whether or not related to the transactions contemplated by the Operative Documents; (i) any invalidity or unenforceability or disaffirmance against or by Lessee of this Lease or any provision hereof or any of the other Operative Documents or any provision of any thereof; (j) the impossibility of performance by Lessee, Lessor or both;
(k) any action by any court, administrative agency or other Governmental Agency; or (l) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in ARTICLES V or IX of this Lease, this Lease shall be noncancellable by Lessee for any reason whatsoever, and Lessee, to the extent permitted by Laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as expressly provided in ARTICLES V or IX of this Lease, Lessee shall, unless prohibited by Laws, nonetheless pay to Lessor (or, in the case of Supplemental Rent, to whom ever shall be entitled thereto) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Lease Event of Default shall have occurred and be continuing, Lessor will deem this Lease to have remained in effect. Each payment of Rent made by Lessee hereunder shall be final and, absent manifest error in the determination of the amount thereof, Lessee shall not seek or have any right to recover all or any part of such payment from Lessor or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance and management of the Equipment, and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of Lessee or any subtenant of Lessee on any account or for any reason whatsoever other than by reason of Lessor's willful misconduct or gross negligence or breach of any of its obligations under any Operative Document.

               SECTION 3.7 NO BAR. Notwithstanding the foregoing, nothing set forth herein shall bar, limit, preclude, prevent, stay or otherwise adversely affect Lessee's right or ability to bring and pursue any action for monetary damages against Lessor or any other Person for any breach or alleged breach of its obligations hereunder.

               SECTION 3.8  INTENT OF THE PARTIES.

                    (a) It is the intent of the parties that (1) the transaction contemplated by the Operative Documents (a) constitutes an operating lease from Lessor, for the benefit of the Holders, to Lessee for purposes of Lessee's financial reporting pursuant to GAAP, and
          (b) constitutes a financing lease intended as security and effects ownership of the Equipment in Lessee for Federal and state income tax, bankruptcy and UCC purposes, and (2) the obligations of Lessee to pay Periodic Rent shall be treated as payments of principal and interest. Except as specifically provided for herein, Lessor, for the benefit of the Holders, shall retain title to the Equipment, free and clear of all Liens other than Permitted Encumbrances and Permitted Rights of Others, as security for the obligations of Lessee under the Operative Documents. Each of the parties to the Operative Documents agrees that it will not, nor will any Person controlled by it, or under common control with it, directly or indirectly, at any time take any action or fail to take any action with respect to the filing of any income tax return, including an amended income tax return, inconsistent with the intention of the parties expressed in this SECTION 3.8.

                    (b) Lessor and Lessee further intend and agree that for the purpose of securing Lessee's obligations for the repayment of the Certificate Advances and Yield, (i) the Lease shall also be deemed to be a security agreement and financing statement within the meaning of
          Article 9 of the UCC; (ii) the conveyance provided for hereby shall be deemed to be a grant by Lessee to Lessor, for the benefit of the Holders, of a security interest in all of Lessee's present and future right, title and interest in and to the Equipment and proceeds therefrom, (iii) the possession by Lessor of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the UCC; and (iv) notifications to Persons holding such property, and acknowledgements, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under Requirements of Law. Lessor and Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents and financing statements, as may be necessary to ensure that, the security interest in the Equipment deemed to be created in accordance with this Section will be deemed to be a perfected security interest with priority over all Liens other than Permitted Encumbrances and Permitted Rights of
          Others and will be maintained as such throughout the Lease Term.

                                   ARTICLE IV

                            POSSESSION AND SUBLEASING

               SECTION 4.1 POSSESSION. EXCEPT PURSUANT TO SECTION 4.2, LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUBLEASE ANY OR ALL OF THE EQUIPMENT OR ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED SUBLEASE, ASSIGNMENT, TRANSFER OR ENCUMBERING BY LESSEE SHALL BE NULL AND VOID.

               SECTION 4.2 SUBLEASE. Lessee shall sublease the items of Equipment on each Advance Date to the Sublessee pursuant to the terms of the Sublease. The Sublease shall be expressly subject and subordinate to this Lease and the Liens created hereby, and expressly prohibit any further assignment, sublease or transfer. All of Lessee's right, title and interest in, to and under the Sublease shall be pledged by Lessee to Lessor, as collateral for Lessee's obligations under the Operative Documents, by delivery of an executed copy of this Lease, marked as the sole original execution copy for UCC purposes, to Lessor, and Lessee shall do any further act and execute, acknowledge, deliver, file, register and record any further documents which Lessor (pursuant to a request under SECTION 7.2 of the Trust Agreement) may reasonably request in order to create, perfect, preserve and protect Lessor's security interest in the Sublease. Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if the Sublease had not been entered into.


                                    ARTICLE V

                                LEASE TERMINATION

               SECTION 5.1 LESSEE'S OPTIONS UPON TERMINATION. Not later than 360 days prior to the last day of the Lease Term, Lessee shall, by delivery of written notice to the Lessor and the Holders, exercise one of the following options:

                    (a) to purchase for cash for the Purchase Option Exercise Amount all, but not less than all, of the Equipment subject to this Lease on the last day of the Lease Term (the "PURCHASE OPTION"); or

                    (b) to sell on behalf of the Lessor, for the benefit of the Holders, for cash to a purchaser or purchasers not in any way affiliated with Lessee or Sublessee all, but not less than all, of the Equipment subject to this Lease on the last day of the Lease Term (the "SALE OPTION"). Simultaneously with a sale pursuant to the Sale Option, Lessee shall pay to Lessor, as Supplemental Rent for the benefit of the Holders, from the gross proceeds of the sale of the Equipment, without deductions or expense reimbursements (the "PROCEEDS"), the aggregate outstanding Lease Balance as of the Lease Termination Date (as determined after any payment of Rent on such date). If the Proceeds exceed the aggregate outstanding Lease Balance, Lessee will retain the portion of the Proceeds in excess thereof. If the Proceeds are less than the aggregate outstanding Lease Balance, Lessee will pay or will cause to be paid to Lessor, as Supplemental Rent for the benefit of the Holders, on the Lease Termination Date, in addition to the Proceeds, the Sale Recourse Amount up to the then outstanding Lease Balance (as determined after payment of Rent and Proceeds on such date), it being understood, however, that the amount payable pursuant to this SECTION 5.1(b) shall in no event be construed to limit any other obligation of Lessee under the Operative Documents. The obligation of Lessee to pay the amounts determined pursuant to this SECTION 5.1(b) shall be a recourse obligation of Lessee and shall be payable on the Lease Termination Date.

               SECTION 5.2 ELECTION OF OPTIONS. Lessee's election of the Purchase Option will be irrevocable at the time made, but if Lessee fails to make a timely election, Lessee will be deemed to have irrevocably elected the Purchase Option. In addition, the Sale Option shall automatically be revoked if there exists a Default or Lease Event of Default at any time after the Sale Option is properly elected and Lessor shall be entitled to exercise all rights and remedies provided in ARTICLE X. Lessee may not elect the Sale Option if there exists on the date the election is made a Default or Lease Event of Default.

               SECTION 5.3 OPTION PROCEDURES. (a) If Lessee elects the Purchase Option, Lessee shall provide to Lessor a certificate signed by a Senior Officer of Lessee stating whether Sublessee has properly exercised the Purchase Option (as such term is defined in the Sublease) under Section 5.3(a) of the Sublease (and, if it has been exercised, attaching a copy of such Sublessee notice of exercise) and Lessor shall execute and deliver to Lessee (if Lessee pays the Purchase Option Exercise Amount to Lessor) or Sublessee (if Sublessee has exercised its Purchase Option in the Sublease and Sublessee pays the Purchase Option Exercise Amount to Lessor) such documents as may be reasonably required to release the Equipment from the terms and scope of this Lease and to transfer the right, title and interest of Lessor in the Equipment to Lessee or Sublessee (as the case may be), without representations or warranties except that the Equipment is free and clear of Lessor Liens, in such form as may be reasonably requested by Lessee or Sublessee (as the case may be), all at Lessee's or Sublessee's (as the case may be) sole cost and expense. Lessee hereby directs, and Lessor hereby agrees to, accept the Purchase Option Exercise Amount from Sublessee and upon receipt thereof to transfer the right, title and interest of Lessor in the Equipment to Sublessee if Sublessee has exercised its Purchase Option under the Sublease. If the Purchase Option is elected and the payment of the Purchase Option Exercise Amount is at any time thereafter rescinded or must otherwise be restored or returned upon the occurrence of an event of the type specified in SECTIONS 10.1(f) or 10.1(g), the obligations of the Lessee hereunder to pay the Purchase Option Exercise Amount shall be reinstated as though such payment had been due but not paid as of such time.

               (b) If Lessee elects the Sale Option, Lessee shall use its best commercial efforts to obtain the highest all cash purchase price for the Equipment. All costs related to such sale and delivery, including, without limitation, the cost of sales agents, removal of the Equipment, delivery of documents and Equipment to any location designated by a buyer within the continental United States, certification, operation and testing of the Equipment in its final configuration in any location chosen by the buyer or prospective buyer, legal costs, costs of notices, any advertisement or other similar costs, or other information and of any parts, configurations, repairs or modifications desired by a buyer or prospective buyer shall be borne entirely by Lessee, without regard to whether such costs were incurred by Lessor, Lessee or any potentially qualified buyer, and shall in no event be paid from any of the Proceeds. Lessor shall not have any responsibility for procuring any purchaser. If, nevertheless, Lessor, at the direction of the Requisite Holders, undertakes any sales efforts, Lessee shall promptly reimburse Lessor and/or any such Holder for any charges, costs and expenses incurred in such effort, including any allocated time charges, costs and expenses of internal counsel or other attorneys' fees. Upon a sale pursuant to the Sale Option, the Equipment shall be in the condition required by
SECTION 5.5. Lessor, at the direction of the Requisite Holders, shall determine whether to accept the highest all cash offer for the Equipment.
Any purchaser or purchasers of the Equipment shall not in any way be affiliated with Lessee or Sublessee or have any understanding or arrangement with Lessee or Sublessee regarding the future use of the Equipment. On the Lease Termination Date, so long as no Lease Event of Default or Default exists: (i) Lessee shall transfer all of Lessee's right, title and interest in the Equipment, or cause the Equipment to be so transferred, to such purchaser or purchasers, if any, in accordance with all of the terms of this Lease; (ii) subject to the simultaneous payment by Lessee of all amounts due under CLAUSE (iii) of this sentence, Lessor shall, without recourse or warranty, except as to the absence of Lessor Liens, transfer by quitclaim Lessor's right, title and interest in and to the Equipment to such purchaser or purchasers; and (iii) Lessee shall simultaneously pay to Lessor all of the amounts contemplated in SECTION 5.1(b).

               SECTION 5.4 EARLY TERMINATION. If no Default or Lease Event of Default shall exist, and provided that Lessee provides to Lessor a certificate signed by Senior Officer of Lessee stating either that (a) the Secured Credit Agreement is no longer in effect or (b) the Secured Credit Agreement remains in effect and Sublessee has properly exercised its early termination option under
Section 5.4 of the Sublease to purchase the Equipment on any Scheduled Payment Date (attaching a copy of such Sublessee notice of exercise), Lessee may, on such Scheduled Payment Date, at its option, upon at least thirty (30) days' advance written notice to Lessor, effect a purchase of all, but not less than all, of the Equipment subject to this Lease for an exercise price equal to the sum of (i) all accrued unpaid Periodic Rent payable on or prior to such Scheduled Payment Date, (ii) the Lease Balance, (iii) for any purchase made pursuant to this SECTION 5.4 on or before the Permitted Refi Date, an amount equal to one percent (1%) of the Lease Balance to be repaid in connection with such purchase pursuant to clause (ii) above, and (iv) all other fees and expenses and other amounts then due and payable by Lessee to Lessor pursuant to this Lease and the other Operative Documents to which Lessee is a party. On the date of the full payment of such exercise price to Lessor by Lessee or by Sublessee (and Lessee hereby directs that Lessor, and Lessor hereby agrees to, accept the exercise price payable in connection with a purchase pursuant to this
SECTION 5.4 from Sublessee) in accordance with the provisions of the preceding sentence: (a) the obligations of Lessee to pay Rent hereunder shall cease, (b) the term of this Lease shall end and this Lease shall terminate, and (c) Lessor shall execute and deliver to Lessee or Sublessee (as the case may be) such documents as may be reasonably required to release the Equipment from the terms and scope of this Lease and to transfer the right, title and interest of Lessor in the Equipment to Lessee or Sublessee (as the case may be), without representations or warranties except that the Equipment is free and clear of Lessor Liens and free and clear of any interest in the Holders, in such form as may be reasonably requested by Lessee or Sublessee (as the case may be), all at Lessee's sole cost and expense.

               SECTION 5.5 RETURN OF EQUIPMENT. Unless the Equipment is purchased by Lessee pursuant to SECTIONS 5.1(a) OR 5.4, or otherwise sold by the Lessee pursuant to SECTION 5.1(b), at the expiration of the Lease Term, Lessee shall forthwith deliver exclusive possession of the Equipment to Lessor, for the benefit of the Holders, at a location designated by Lessor, together with a copy of an inventory list of the Equipment then subject to this Lease, all then current plans, specifications and operating, maintenance and repair manuals relating to the Equipment that have been received or prepared by Lessee, appropriately protected and in the condition required by ARTICLE VII (and in any event in condition to be placed in immediate service). If Lessor shall rightfully demand possession of the Equipment pursuant to this Lease or otherwise, Lessee, at its expense, shall forthwith deliver possession of such Equipment to Lessor by delivering the Equipment, appropriately protected and in the condition required by ARTICLE VII, to Lessor at such place or places as may be specified by Lessor. In addition, if Lessor has terminated this Lease pursuant to SECTION 10.2, Lessee shall, for 180 days after redelivery of the Equipment, maintain (or cause to be maintained) the Equipment in the condition required by ARTICLE VII, store the Equipment without cost to Lessor or any Holder, and keep all of the Equipment insured in accordance with SECTION 9.3. This SECTION 5.5 shall survive termination of this Lease.


                                   ARTICLE VI

                     DISCLAIMER AND ASSIGNMENT OF WARRANTIES

               SECTION 6.1 DISCLAIMER OF WARRANTIES. THE EQUIPMENT IS LEASED BY LESSEE "AS IS" IN ITS PRESENT OR THEN CONDITION, AS THE CASE MAY BE. LESSEE ACKNOWLEDGES AND AGREES THAT (a) THE EQUIPMENT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE, (b) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES, (c) NEITHER LESSOR NOR ANY HOLDER IS A MANUFACTURER THEREOF OR A DEALER IN PROPERTY OF SUCH KIND, (d) NEITHER LESSOR NOR ANY HOLDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN OR PATENT DEFECT IN ANY EQUIPMENT, OR THE FAILURE OF ANY EQUIPMENT TO COMPLY WITH REQUIREMENTS OF LAW AND (e) NEITHER LESSOR NOR ANY HOLDER HAS MADE, OR DOES OR WILL MAKE, (i) ANY REPRESENTATION OR WARRANTY OR COVENANT, WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY ITEM OF EQUIPMENT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE OR SUBLESSEE OR (ii) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY SUCH ITEM OF EQUIPMENT, IT BEING AGREED

THAT ALL RISKS, AS BETWEEN LESSOR AND HOLDERS, ON THE ONE HAND, AND LESSEE, ON THE OTHER HAND, SHALL BE BORNE BY LESSEE EXCEPT THAT ON THE DATE OF ITS DELIVERY TO LESSEE, EACH ITEM OF EQUIPMENT SHALL BE FREE AND CLEAR OF ANY LESSORS' LIEN ATTRIBUTABLE TO TRUSTEE AND THE HOLDERS.

               SECTION 6.2 ASSIGNMENT OF WARRANTIES. Lessor assigns to Lessee, for the benefit of the Sublessee, to the extent assignable, all of its interest, if any, in any warranties, covenants and representations of any manufacturer or vendor of any item of Equipment; PROVIDED that such assignment shall be effective only when no Lease Event of Default exists; and PROVIDED, FURTHER, that any action taken by Lessee by reason thereof shall be at the expense of Lessee and shall be consistent with Lessee's obligations pursuant to this Lease.


                                   ARTICLE VII

                            MAINTENANCE AND REPAIR;
                            ALTERATIONS AND ADDITIONS

          SECTION 7.1  MAINTENANCE AND REPAIR; COMPLIANCE WITH LAW.

                    (a) Without limiting Lessee's obligations under Section 5.5 of the Participation Agreement, Lessee, directly or through the Sublessee, at its own expense, shall at all times maintain the Equipment in good and safe order, operating condition and repair (ordinary wear and tear excepted), substantially in conformance with the maintenance and repair standards and procedures set forth in the manufacturer's manuals pertaining to the Equipment (and in any event to at least as high a standard of maintenance and repair as Lessee observes with respect to similar equipment owned or leased by it) and as otherwise required to enforce claims against each vendor or manufacturer of each item of Equipment and in compliance in all material respects with Requirements of Law and the standards imposed by insurance policies required to be maintained hereunder with respect to the Equipment.

                    (b) In addition, subject to Article IX, Lessee, directly or through Sublessee, shall make all necessary or appropriate repairs, replacements, substitutions and modifications in respect of the Equipment (or any component thereof) which may be required to keep the Equipment in the condition required by CLAUSE (a) above.

                    (c) Leased items of Equipment that have replaced other items of Equipment pursuant to this SECTION 7.1 shall become the property of Lessor, and title thereto shall automatically vest in Lessor upon such permitted substitution or replacement. Title to the replaced item of Equipment shall automatically vest in Lessee (subject to the rights of any casualty insurance insurer) and such item of Equipment shall no longer be subject to any right or interest of Lessor or any Holder.

                    (d) Notwithstanding any other provision in this Lease, Lessee may remove any item of Equipment from service for the purpose of maintenance, repair, service, overhaul or testing of such item of Equipment.

               SECTION 7.2  ALTERATIONS.

                    (a) If any item of Equipment or individual component thereof is required to be altered, added to, replaced, improved or modified in order to comply with Requirements of Law (a "REQUIRED ALTERATION"), Lessee shall notify Lessor and Lessor shall notify the Holders and Lessee, directly or through Sublessee, shall diligently proceed to make such Required Alteration at its own expense; and

                    (b) Lessee, directly or through Sublessee, at its own expense, may make any alteration, addition, replacement, improvement or modification to any item of Equipment (a "PERMITTED ALTERATION"), or remove any part that becomes worn out, broken or obsolete, if Lessee continues to be in compliance with SECTION 7.1 and such action, when completed, will be of such character as not to materially adversely affect (i) the current fair market value of the item of Equipment, (ii) the originally anticipated use or function thereof, as applicable, and (iii) the originally anticipated residual value of the item of Equipment. In addition, the Permitted Alteration shall not cause the item of Equipment to become suitable for use only by Lessee and Sublessee; and

                    (c) All Alterations shall be completed in a commercially reasonable manner and shall not, when completed, violate the terms of any restriction, easement, condition, covenant or other matter affecting the Equipment; and

                    (d) Lessor need not inquire into or confirm that Alterations were made in conformity with these requirements.

               SECTION 7.3 REMOVAL. No component used in a Required Alteration may be removed or severed from the item of Equipment to which it is attached. A component used in a Permitted Alteration may be removed by Lessee at its expense if (i) it is readily removable without causing material damage to the item of Equipment to which it is attached, (ii) the removal does not violate Requirements of Law and (iii) no Default or Lease Event of Default is continuing.

               SECTION 7.4 MAINTENANCE AND REPAIR REPORTS. Lessee shall keep maintenance and repair reports in sufficient detail, and as customary for owners or operators of hotels or casinos, to indicate the nature and date of major work done. Such reports shall be kept on file by Lessee at its offices during the Lease Term, and shall be made available to Lessor upon reasonable request. Lessee shall give notice to Lessor of any Condemnation or Casualty the cost to repair which is reasonably expected by Lessee to exceed $250,000, promptly after Lessee has knowledge thereof.


                                  ARTICLE VIII

                                       USE

               SECTION 8.1 USE. Lessee shall use and operate the Equipment in compliance with any and all Requirements of Law. Lessee shall procure and maintain in effect all licenses, registrations, certificates, permits, approvals and consents required by applicable Requirements of Law or any Governmental Agency in connection with the ownership, delivery, installation, use and operation of the Equipment. The Equipment will at all times be and remain in the possession and control of Sublessee pursuant to the Sublease, subject, however, to ARTICLES IV and IX and shall in no event be located outside of the Project except to the extent necessary to effect maintenance, repair or servicing thereof.

                                   ARTICLE IX

                        CASUALTY; REPLACEMENT; INSURANCE

               SECTION 9.1  CASUALTY.

                    (a) If a Casualty occurs with respect to an item of Equipment, Lessee shall (i) give prompt written notice of such occurrence and the date thereof to Lessor and (ii) replace such item of Equipment with respect to which the Casualty has occurred pursuant to the following provisions of SECTION 9.1(b). If a Casualty occurs with respect to all or substantially all of the Equipment, Lessee shall purchase the Equipment from Lessor, no later than the next Payment Date occurring after such Casualty (but in no event later than the Lease Termination Date), at a purchase price equal to the Lease Balance, together with all other amounts payable under this Lease.

                    (b) If any item of Equipment is to be replaced, within ninety (90) days thereafter Lessee will substitute equipment meeting the suitability standards set forth in this SECTION 9.1(b) for the item of Equipment suffering the Casualty. To be suitable as a replacement it must be of the same general type, year of manufacture (or a later year of manufacture), function, utility, economic life, state of repair and operating condition as the item of Equipment suffering the Casualty, must have a fair market value of not less than the fair market value (immediately preceding the Casualty assuming that such item of Equipment had been maintained in accordance with
          ARTICLE VII) of the item of Equipment suffering the Casualty, and be free and clear of any Liens other than Permitted Encumbrances. Lessee shall cause a Bill of Sale and a Certificate of Acceptance to be executed and delivered to Lessor in order to subject such replacement equipment to this Lease. Lessee shall also provide Lessor and the Holders with (i) a certificate of insurance in accordance with
          SECTION 9.3 evidencing Lessee's compliance with the insurance provisions of SECTION 9.2 with respect to such replacement Equipment, and (ii) if the replacement Equipment has a value of $500,000 or more, an opinion of counsel to Lessee in form and substance reasonably satisfactory to the Holders and their counsel as to the creation and perfection of the Lien of the Lessor on such replacement Equipment, which opinion may be in a form substantially similar to such counsel's opinion as to such matters delivered on the Closing Date except as necessary, in the Holders' reasonable determination, to reflect a change in applicable Requirements of Law or the existence of materially different factual circumstances.

                    (c) If no Lease Event of Default exists and Lessee elects to replace any item of Equipment suffering a Casualty, Lessee shall be entitled to receive from Lessor the Casualty Recoveries with respect thereto, to be used to reimburse Lessee for the cost of replacement of such item of Equipment after Lessee fully applies the Casualty Recoveries properly received by it in replacement of such item of Equipment. Lessor, subject to the rights of any insurer insuring such item of Equipment as provided herein, shall execute and deliver to Lessee, or to its assignee or nominee, a quitclaim bill of sale (without representations or warranties except that such item of Equipment is free and clear of Lessor Liens) for such item of Equipment, and such other documents as may be required to release such item of Equipment from the terms of this Lease, in such form as may reasonably be requested by Lessee. All fees, costs and expenses relating to a substitution as described herein shall be borne by Lessee.

                    (d) All Casualty Recoveries in excess of $500,000 in respect of a Casualty to any item of Equipment shall be paid directly to Lessor, or if paid to Lessee, such excess funds shall be immediately paid by Lessee to Lessor. If a Lease Event of Default exists, Lessor may retain all Casualty Recoveries as cash collateral or, if no Lease Event of Default exists, Lessee shall be entitled to apply all Casualty Recoveries in accordance with SECTION 9.1(b), and any balance remaining after compliance with SECTION 9.1(b), as the case may be, shall be retained by or returned to Lessee. Lessee shall not be entitled to any Casualty Recoveries in excess of $500,000 until it applies all amounts received of less than or equal to such amount in repair or replacement of the affected item of Equipment.

               SECTION 9.2 REQUIRED COVERAGES. Lessee will keep the Equipment insured by financially sound and reputable insurers against loss or damage of the kinds and in the amounts customarily insured against by similar corporations engaged in similar operations and carry such other insurance as is usually carried by such corporations, PROVIDED that in any event Lessee will maintain:

                    (a) CASUALTY INSURANCE. Insurance against all risks of loss or damage with respect to the Equipment with deductibles and in such minimum amounts as are consistent with industry standards; PROVIDED, HOWEVER, that at no time shall the amount of coverage, on a replacement cost basis, be less than one hundred and ten percent of the then outstanding Lease Balance.

                    (b) COMPREHENSIVE GENERAL LIABILITY INSURANCE. Combined single limit insurance against claims for bodily injury, death or third-party property damage occurring on, in or about the Equipment in an amount at least equal to $100,000,000 per occurrence with such deductibles as are carried by similarly situated companies involved in operating similar facilities and equipment.

                    (c) OTHER INSURANCE. Such other insurance including workmen's compensation and business interruption insurance, in each case as generally carried by owners of similar facilities and equipment in the State of Nevada, in such amounts and against such risks as are then customary for equipment and property similar in use.

Such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. In the case of liability insurance maintained by Lessee, it shall name Lessor and Holders as additional insureds and, in the case of casualty insurance, it shall name Lessor and Holders as loss payees. Each policy referred to in this SECTION 9.2 shall provide that: (i) it will not be cancelled or its limits reduced, or allowed to lapse without renewal, except after not less than 30 days' prior written notice to Lessor; (ii) the interests of Lessor and all Holders shall not be invalidated by any act or negligence of Lessee or any person having an interest in any item of Equipment (other than the failure to pay premiums or other amounts payable to the insurer after giving effect to the required notice period referred to in clause (i) above); (iii) such insurance is primary with respect to any other insurance carried by or available to Lessor and all Holders; (iv) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against the Lessor; and (v) such policy shall contain a cross-liability clause providing for coverage of Lessor and each Holder as if separate policies had been issued to each of them. Lessee will notify Lessor promptly of any policy cancellation, reduction in policy limits, modification or amendment.

               SECTION 9.3 DELIVERY OF INSURANCE CERTIFICATES. On or before the Closing Date, upon renewal of any policy and upon written request of Lessor after a Lease Event of Default, Lessee shall deliver to Lessor certificates of insurance satisfactory to Lessor evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage.


                                    ARTICLE X

                                EVENTS OF DEFAULT

               SECTION 10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events, whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute a "LEASE EVENT OF DEFAULT":

                    (a) any payment of Periodic Rent, Proceeds, Sale Recourse Amount, the Purchase Option Exercise Amount or payment in respect of a Casualty shall not be paid within two (2) Business Days after the date when due;

                    (b) any payment of Supplemental Rent or any other payment payable by Lessee hereunder or under any other Operative Document shall not be paid within ten (10) Business Days after the date when due;

                    (c) any representation or warranty on the part of Lessee contained in any Operative Document to which it is a party or in any certificate or other writing furnished or delivered to Lessor or any

          Holder shall at any time prove to have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be;

                    (d) Lessee shall default in the performance of its obligations under Section 5.13(i) of the Participation Agreement or shall default in any material respect in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under ARTICLE IX;

                    (e) Lessee shall default in any material respect in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed hereunder or under any other Operative Document to which it is a party (and not constituting a Lease Event of Default under any other clause of this
          SECTION 10.1), and such Default shall continue unremedied for a period of ten (10) Business Days after written notice thereof by Lessor or any Holder to Lessee;

                    (f) (i) Lessee or any Material Subsidiary shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business;

                    (g) involuntary proceedings or an involuntary petition shall be commenced or filed against Lessee or any Material Subsidiary, under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of Lessee or any Material Subsidiary or the appointment of a receiver, trustee, custodian or liquidator for Lessee or any Material Subsidiary or of a substantial part of the property, assets or business of Lessee or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of Lessee or any Material Subsidiary or any Equipment, and such proceedings or petition shall not be dismissed or stayed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be;

                    (h) any Plan maintained by Lessee is determined to have a material "accumulated funding deficiency" as that term is defined in
          Section 302 of ERISA in excess of an amount equal to 5% of the consolidated total assets of Lessee as of the most-recently ended fiscal quarter; or

                    (i) any Operative Document to which Lessee is a party shall for any reason other than the agreement or action (or omissions to act) of Lessor or the Holders (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Lessee; or Lessee shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability thereof; or the Lien securing Lessee's obligations under the Operative Documents to which it is a party shall, in whole or in part, cease (except in accordance with the terms of the Operative Documents) to be a perfected first priority Lien, subject only to Permitted Encumbrances and Permitted Rights of Others and the junior and subordinate lien in favor of the Lender Group under the Secured Credit Agreement;

                    (j) (i) Lessee or any Material Subsidiary fails to pay the principal, or any principal installment, of any present or future Indebtedness of $10,000,000 or more, or any guaranty of present or future Indebtedness of $10,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $10,000,000 or more, or of any guaranty of present or future Indebtedness of $10,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Lessee or any Material Subsidiary to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness (PROVIDED, that for the purpose of this clause (j), the principal amount of Indebtedness consisting of a Swap Agreement shall be the amount which is then payable by the counterparty to close out the Swap Agreement); or

                    (k) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Lessee or any Material Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days, PROVIDED that the aggregate of all such judgments exceeds $10,000,000;

                    (l) there has occurred any License Revocation which continues for more than three (3) consecutive days;

                    (m) any Sublease Event of Default under and as defined in the Sublease has occurred and is continuing;

                    (n) any Event of Default under and as defined in the Secured Credit Agreement or Lessee Bank Credit Agreement (or under any documentation evidencing a refinancing or replacement of the respective Indebtedness created thereunder) has occurred and is continuing;

                    (o) any interest in the Sublease shall have been assigned to any Person other than the Lender Group or assignees of the Lender Group;

                    (p)  there shall have occurred a Change of Control;

                    (q)  a Failure of Completion shall occur;

                    (r) any representation or warranty on the part of Sublessee contained in the Consent to Sublease Assignment, any other Operative Document to which it is a party or in any certificate or other writing furnished or delivered by Sublessee to Lessor shall at any time prove to have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be; or

                    (s) Sublessee shall default in any material respect in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed under the Consent to Sublease Assignment or under any other Operative Document to which it is a party, and such Default shall continue unremedied for a period of ten (10) Business Days after written notice thereof by Lessor or any Holder to Sublessee.

               SECTION 10.2 REMEDIES. If any Lease Event of Default exists, Lessor shall have the rights, options and remedies of a secured party under the UCC and, without limiting the foregoing, Lessor also may exercise in any order one or more or all of the following remedies (it being understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute): (i) terminate this Lease by notice in writing to Lessee, but Lessee shall remain liable as hereinafter provided; (ii) declare the entire outstanding Lease Balance to be due and payable, together with accrued unpaid Periodic Rent, and any other amounts payable under the Operative Documents; (iii) enforce the Lien given hereunder pursuant to the UCC or any other law; (iv) enter upon the premises where any of the Equipment may be and take possession of all or any of such Equipment; (v) proceed by appropriate court action or actions either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof; and (vi) require Lessee to assemble and return the Equipment as provided in SECTION 5.5.

               If any Lease Event of Default with respect to Lessee described in
SECTION 10.1(f) OR 10.1(g) shall have occurred and be continuing, then the entire outstanding Lease Balance, and all accrued Periodic Rent and other amounts payable under the Operative Documents shall automatically and immediately become due and payable, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived.

               If the Event of Default described in SECTION 10.1(q) shall have occurred and be continuing, then Lessor shall be entitled to recover from Lessee, as a result solely of such Event of Default, an amount equal to the sum of (a) 89% of the Lease Balance plus (b) all other damages suffered by Lessor, the Holders, Trustee or any other Indemnitee as a result of such Event of Default.

               SECTION 10.3 SALE OF EQUIPMENT. In addition to the remedies set forth in SECTION 10.2, if any Lease Event of Default shall occur, Lessor may, but is not required to, sell the Equipment in one or more sales. Any Holder or Lessor may purchase all or any part of the Equipment at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Equipment, or at public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Lessor shall be deemed reasonably and properly given if given at least 10 days before such disposition.

               SECTION 10.4 RIGHT TO PERFORM OBLIGATIONS. If Lessee fails to perform any of its agreements contained herein, whether or not a Lease Event of Default exists, Lessor may perform such agreement, and the reasonable fees and expenses incurred by Lessor in connection with such performance together with interest thereon shall be payable by Lessee upon demand.

               SECTION 10.5 POWER OF ATTORNEY. Lessee unconditionally and irrevocably appoints Lessor as its true and lawful attorney-in-fact, with full power of substitution, to the extent permitted by Requirements of Law, in its name and stead and on its behalf, for the purpose of executing and delivering all such deeds, bills of sale, assignments, releases (including releases of this Lease on the records of any Governmental Agency) and other proper instruments as Lessor may reasonably consider necessary or appropriate in connection with any sale, assignment, transfer or disposition pursuant to Section 10.3, if a Lease Event of Default exists, whether pursuant to foreclosure or power of sale or otherwise. Lessee hereby ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. If requested by Lessor or any purchaser, Lessee shall specifically ratify and confirm any such lawful sale, assignment, transfer or disposition by executing and delivering to Lessor or such purchaser, all deeds, bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

               SECTION 10.6 REMEDIES CUMULATIVE; NO WAIVER; CONSENTS. To the extent permitted by, and subject to the mandatory requirements of, Requirements of Law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or be an acquiescence therein. Lessor's consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default. To the extent permitted by Requirements of Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Equipment in mitigation of Lessor's damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this ARTICLE X.

                                   ARTICLE XI

                             LESSOR'S RIGHT TO CURE

               SECTION 11.1 LESSOR'S RIGHT TO CURE LESSEE'S DEFAULTS. Lessor, upon two (2) Business Days prior notice (except that in any circumstance in which there is a risk of imminent harm to any Person or property or any possibility of criminal liability to any Holder, no notice shall be required), without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Default or Lease Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain the insurance required by ARTICLE IX, and may, to the fullest extent permitted by Law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the real property where the Equipment is located for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All reasonable out-of-pocket costs and expenses so incurred (including fees and expenses of counsel and allocated time charges of internal counsel), together with interest thereon at the Default Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.


                                   ARTICLE XII

                                WARRANT OF TITLE

               SECTION 12.1 WARRANT OF TITLE. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Project or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER LESSOR NOR ANY HOLDER IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE EQUIPMENT OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR OR ANY HOLDER IN AND TO THE EQUIPMENT.


                                  ARTICLE XIII

                                   ASSIGNMENTS

               All or any of the right, title or interest and obligations of Lessor in and to this Lease and the rights, benefits, advantages and obligations of Lessor hereunder, including the rights to receive payment of rental or any other payment hereunder, and the rights, titles and interests in and to the Equipment, may be assigned or transferred by Lessor only in accordance with the provisions set forth in the Trust Agreement.

                                   ARTICLE XIV

                                  GRANT OF LIEN

               SECTION 14.1 GRANT OF LIEN. Title to the Equipment is held by Lessor as collateral security for the obligations of Lessee hereunder and under the Operative Documents to which it is a party until such time as Lessee has fulfilled all of its obligations hereunder and under such Operative Documents. Lessee hereby assigns, grants and pledges to Lessor for the benefit of the Holders a Lien in the Equipment and its rights under the Sublease, and the proceeds thereof, to secure the payment of all sums due hereunder and under the Operative Documents to which it is a party and the performance of all obligations hereunder and the other Operative Documents to which it is a party. If at any time any payment of Rent or any other amount due under the Operative Documents is rescinded or must be otherwise restored or returned upon a Lease Event of Default described in SECTIONS 10.1(f) or 10.1(g) the obligations of Lessee hereunder and under the other Operative Documents, and all rights in the Equipment released in connection therewith, shall be reinstated as though such payment had been due but not paid as of such time. The Lessee agrees that, notwithstanding the assignment of the Sublease and Lessor's acceptance of any payment from the Sublessee as a credit to the obligations of the Lessee to pay any Rent, the Purchase Option Exercise Amount (if the Purchase Option has been elected) or any other amount due under this Lease or any other Operative Document, if at any time any such payment so accepted is rescinded or must be otherwise restored or returned upon the occurrence of any event of the type specified in SECTION 10.1(f) or 10.1(g) of the Sublease, the obligations of the Lessee hereunder and under the other Operative Documents, and all rights in the Equipment released in connection therewith, shall be reinstated as though such payment had been due but not paid as of such time.

               SECTION 14.2 RETENTION OF TITLE OR PROCEEDS IN THE CASE OF DEFAULT. If Lessee would be entitled to any amount (including any Casualty Recoveries) or title to any item of Equipment hereunder but for the existence of any Lease Event of Default or event which with the giving of notice and/or passage of time could become a Lease Event of Default, Lessor shall hold such amount or item of Equipment and shall be entitled to apply such amounts against any amounts due hereunder; PROVIDED that Lessor shall distribute such amount or transfer the Equipment in accordance with the other terms of this Lease if and when no Lease Event of Default or Default exists.


                                   ARTICLE XV

                                  MISCELLANEOUS

          SECTION 15.1 CUMULATIVE REMEDIES; NO WAIVER. The rights, powers, privileges and remedies of the Lessor provided herein or in any other

Operative Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Lessor in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy.

          SECTION 15.2 COSTS, EXPENSES AND TAXES. Lessee shall pay within five (5) Business Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Lessor in connection with the negotiation, preparation, syndication, execution and delivery of the Operative Documents and any amendment thereto or waiver thereof. Lessee shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Lessor and the Holders in connection with the refinancing, restructuring, reorganization (INCLUDING a bankruptcy reorganization) and enforcement or attempted enforcement of the Operative Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (INCLUDING reasonably allocated costs of legal counsel employed by the Lessor or any Holder), independent public accountants and other outside experts retained by the Lessor or any Holder, whether or not such costs and expenses are incurred or suffered by the Lessor or any Holder in connection with or during the course of any bankruptcy or insolvency proceedings of Lessee or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Operative Document requested by Lessee, the administrative costs of the Lessor reasonably attributable thereto. Lessee shall pay any and all documentary and other taxes pursuant to ARTICLE 8 of the Participation Agreement. Any amount payable to the Lessee under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate.

          SECTION 15.3 NOTICES. EXCEPT as otherwise expressly provided in the Operative Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Operative Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Lease or other applicable Operative Document or, as to any party to any Operative Document, at any other address as may be designated by it in a written notice sent to all other parties to such Operative Document in accordance with this Section. EXCEPT as otherwise expressly provided in any Operative Document, if any notice, request, demand, direction or other communication required or permitted by any Operative Document is given by mail it will be effective on the earlier of receipt or the fourth Business Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

          SECTION 15.4 NO THIRD PARTIES BENEFITED. This Lease is made for the purpose of defining and setting forth certain obligations, rights and duties of Lessee and the Lessor in connection with the leasing the Equipment, and is made for the sole benefit of Lessee and the Lessor, and the Lessee's and Lessor's successors and assigns. EXCEPT as provided in Section 6.1 and
6.2 of the Participation Agreement, no other Person shall have any rights of any nature hereunder or by reason hereof.

          SECTION 15.5 CONFIDENTIALITY. The Lessor agrees to hold any confidential information that it may receive from Lessee pursuant to this Lease or other Operative Documents in confidence, EXCEPT for disclosure: (a) to the Holders; (b) to legal counsel and accountants for Lessor or any Holder; (c) to other professional advisors to Lessor or any Holder, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section; (d) to regulatory officials having jurisdiction over that Holder; (e) to any Gaming Board having regulatory jurisdiction over Lessee or its Subsidiaries, provided that Lessor agrees to notify Lessee of any such disclosure unless prohibited by applicable Laws; and
(f) as required by Law or legal process, provided that Lessor agrees to notify Lessee of any such disclosures unless prohibited by applicable Laws or in connection with any legal proceeding to which Lessor and Lessee are adverse parties. For purposes of the foregoing, "confidential information" shall mean any information respecting Lessee or its Subsidiaries reasonably considered by Lessee to be confidential, OTHER THAN (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, Lessor, and (iii) information previously disclosed by Lessee to any Person not associated with Lessee without a confidentiality agreement or obligation substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of Lessor to Lessee.

          SECTION 15.6 INTEGRATION. This Lease, together with the other Operative Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Lease and those of any other Operative Document, the provisions of this Lease shall control and govern; PROVIDED that the inclusion of supplemental rights or remedies in favor of Lessor in any other Operative Document shall not be deemed a conflict with this Lease. Each Operative Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          SECTION 15.7 GOVERNING LAW. This Lease shall be governed by, and construed and enforced in accordance with, the local Laws of Nevada applicable to contracts made and performed in Nevada.

          SECTION 15.8 SEVERABILITY OF PROVISIONS. Any provision in any Operative Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Operative Documents are declared to be severable.

          SECTION 15.9 COUNTERPARTS. This Lease has been executed in several counterparts. One counterpart has been prominently marked "Lessor's Copy" and the other counterparts have been prominently marked "Lessee's Copy" or "Copy." Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee or shall be deemed to be an original or to be chattel paper for purposes of the UCC, and such copy shall be held by Lessor.

          SECTION 15.10 LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Lease is executed and delivered by Trust Company, not individually or personally but solely as Trustee of the Trust, as Lessor, in the exercise of the power and authority conferred and vested in it under the Trust Agreement; (b) each of the representations, undertakings and agreements herein made on the part of Lessor is made and intended not as personal representations, undertakings and agreements by but is made and intended for the purpose for binding only Lessor; (c) nothing herein contained shall be construed as creating any liability on Trust Company, individually or personally to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any other Person claiming by, through or under this Lease; and (d) under no circumstances shall Trust Company be personally liable for the payment of any indebtedness or expenses of Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Lessor under this Lease or any of the other Operative Documents; PROVIDED that Trust Company shall be liable in its individual capacity for its own willful misconduct or gross negligence (or negligence in the handling of funds) or for any Taxes based in or measured by any fees, commission or compensation received by it for acting as Trustee.

          SECTION 15.11 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS LEASE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY OPERATIVE DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY OPERATIVE DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS LEASE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          SECTION 15.12 PURPORTED ORAL AMENDMENTS. LESSEE EXPRESSLY ACKNOWLEDGES THAT THIS LEASE AND THE OTHER OPERATIVE DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 9.15 OF THE PARTICIPATION AGREEMENT. LESSEE AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE LESSOR THAT DOES NOT COMPLY WITH SECTION 9.15 OF THE PARTICIPATION AGREEMENT TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS LEASE OR THE OTHER OPERATIVE DOCUMENTS.

                           [Signature page to follow]

               IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.



                                      FIRST SECURITY TRUST COMPANY OF NEVADA,
                                      not in its individual capacity, except
                                      as expressly stated herein, but
                                      solely as Trustee, as Lessor

                                      By: /s/Nancy M. Dahl
                                         ----------------------------------
                                          Nancy M. Dahl
                                          Trust Officer



                                      STATION CASINOS, INC., as Lessee


                                      By: /s/Glenn C. Christensen
                                         -----------------------------------
                                          Glenn C. Christenson
                                          Executive Vice President,
                                          Chief Financial Officer
                                          and Treasurer